Exhibit 10.2

                             INTERCREDITOR AGREEMENT
                             -----------------------

     THIS INTERCREDITOR AGREEMENT ("AGREEMENT") is dated as of May 7, 1997, by and between LASALLE BUSINESS CREDIT, INC. ("LASALLE"), THOMAS E. DOOLEY, JR., as agent for the entities listed on Schedule 1 attached hereto ("SELLER"), THE CRUTTENDEN ROTH BRIDGE FUND, LLC ("CRUTTENDEN"), IMPERIAL BANK ("IMPERIAL"), THE ANTIGUA GROUP, INC. ("ANTIGUA"), SOUTHHAMPTON ENTERPRISES, CORP. ("PARENT") and SOUTHHAMPTON ENTERPRISES, INC. ("SEI")

                                    RECITALS
                                    --------

     A. ANTIGUA has obtained from LASALLE: (a) a revolving line of credit in the maximum principal amount of Twelve Million Dollars ($12,000,000.00) (as the same may be hereafter amended, modified, renewed or replaced, including any such amendment, modification, renewal or replacement which increases the maximum principal amount thereof, "REVOLVER") ; (b) a term loan in the principal amount of Seven Hundred Seventy-Five Thousand Dollars ($775,000.00) ("TERM LOAN A"); and (c) a term loan in the principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000.00) ("TERM LOAN B"). As used herein, the term "LASALLE LOANS" shall mean collectively the REVOLVER, the TERM LOAN A and the TERM LOAN B, and any amendments thereto. The LASALLE LOANS are secured by security interests in all of ANTIGUA'S now owned or hereafter acquired assets. SEI and the PARENT have guaranteed the LASALLE LOANS and have granted to LASALLE security interests in all of their respective assets as security for the obligations under such guarantees.

     B. ANTIGUA has obtained from IMPERIAL a loan in the principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) ("IMPERIAL LOAN") which is secured by security interests in all of the assets of ANTIGUA. The PARENT and SEI have guaranteed the IMPERIAL LOAN and have granted to IMPERIAL security interests in all of their respective assets as security for the obligations under such guaranties.

     C. The PARENT is indebted to the SELLER as evidenced by three (3) promissory notes of even date herewith in the aggregate principal amount of Six Million Three Hundred Seventy-Eight Thousand Dollars ($6,378,000.00) (collectively "SELLER DEBT"). The PARENT'S obligations under the SELLER DEBT are secured by security interests in all of the assets of the PARENT, ANTIGUA and SEI. ANTIGUA and SEI have guaranteed the SELLER DEBT.

     D. ANTIGUA has obtained from CRUTTENDEN a loan in the principal amount of One Million Twenty Thousand Dollars ($1,020,000.00) ("CRUTTENDEN LOAN") which is secured by security interests in all of the assets of ANTIGUA. The PARENT and SEI have guaranteed the CRUTTENDEN LOAN and have granted to CRUTTENDEN
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security  interests  in all of  their  respective  assets  as  security  for the obligations under such guaranties.

     E. The parties wish to agree upon the relative rights and priorities of the various security interests in the assets of ANTIGUA, the PARENT and SEI.

     NOW THEREFORE, in consideration of these premises, the terms and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     Section 1. Definitions. When used in this AGREEMENT, the following terms shall have the meanings set forth as definitions in this Section, unless a specific context clearly requires a different meaning. Terms defined in this Section or elsewhere in this AGREEMENT shall be in all capital letters throughout. The singular use of any defined term shall include the plural and the plural use shall include the singular.

          Section 1.1. Antigua Collateral. The term "ANTIGUA COLLATERAL" means all of the tangible and intangible property of ANTIGUA or in which ANTIGUA has an interest, whether now owned or hereafter acquired, in which a LENDER has a security interest, including, but not limited to, all inventory, accounts, equipment, general intangibles, investment property, chattel paper, instruments, documents, fixtures, trademarks, patents, and goods and, all proceeds and products thereof.

          Section 1.2. Antigua Stock. The term "ANTIGUA STOCK" means all of the shares of stock in ANTIGUA in which a LENDER now or hereafter has a security interest.

          Section 1.3. Collateral. The term "COLLATERAL" means any assets or property which are ANTIGUA COLLATERAL, PARENT COLLATERAL, SEI COLLATERAL, ANTIGUA STOCK or SEI STOCK.

          Section 1.4. Debtors. The term "DEBTORS" means ANTIGUA, the PARENT and
SEI  collectively;   and  the  term  "DEBTOR"  means  any  one  of  the  DEBTORS individually.

          Section 1.5. Lenders. The term "LENDERS" means collectively LASALLE, IMPERIAL, CRUTTENDEN, and the SELLERS; and the term "LENDER" means one of the LENDERS individually.

          Section 1.6. Parent Collateral. The term "PARENT COLLATERAL" means all of the tangible and intangible property of the PARENT or in which the PARENT has an interest, whether now owned or hereafter acquired, in which a LENDER has a security interest, including, but not limited to, all inventory, accounts, equipment, general intangibles, investment property, chattel paper, instruments, documents, fixtures, trademarks, patents, and goods and all proceeds and products thereof, but specifically excluding the SEI STOCK.
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          Section  1.7.  Prior  Security  Interest.  The  term  "PRIOR  SECURITY
INTEREST" means a SECURITY INTEREST which, pursuant to the terms of this AGREEMENT, is prior to another SECURITY INTEREST in the same COLLATERAL.

          Section 1.8. SEI Collateral. The term "SEI COLLATERAL" means all of the tangible and intangible property of SEI or in which SEI has an interest, whether now owned or hereafter acquired, in which a LENDER has a security interest, including, but not limited to, all inventory, accounts, equipment, general intangibles, investment property, chattel paper, instruments, documents, fixtures, trademarks, patents, and goods, and all proceeds and products thereof, but specifically excluding the ANTIGUA STOCK.

          Section 1.9. SEI Stock. The term "SEI STOCK" means all of the shares of stock in SEI in which a LENDER now or hereafter has a security interest.

          Section 1.10. Security Interest. The term "SECURITY INTEREST" means a security interest or lien in any or all of the COLLATERAL.

          Section 1.11. Senior Lien. The term "SENIOR LIEN" means, as to any particular COLLATERAL, the SECURITY INTEREST of a LENDER which pursuant to the terms of this AGREEMENT is senior and prior to the SECURITY INTERESTS of all other LENDERS in such COLLATERAL.

     Section 2. Priority Of Security Interest. The parties hereto hereby agree as follows:

          Section 2.1. Priority Of Security Interests In Antigua Collateral, Parent Collateral and SEI Collateral. The SECURITY INTEREST of LASALLE in the ANTIGUA COLLATERAL, the PARENT COLLATERAL and the SEI COLLATERAL shall constitute a senior and superior security interest in the ANTIGUA COLLATERAL, the PARENT COLLATERAL and the SEI COLLATERAL, prior in right and entitlement to any SECURITY INTEREST of IMPERIAL, CRUTTENDEN or the SELLER in the ANTIGUA COLLATERAL, the PARENT COLLATERAL or the SEI COLLATERAL. The SECURITY INTEREST of IMPERIAL in the ANTIGUA COLLATERAL, the PARENT COLLATERAL and the SEI COLLATERAL shall be subject to the PRIOR SECURITY INTERESTS of LASALLE but prior in right and entitlement to any SECURITY INTEREST of CRUTTENDEN or the SELLER in the ANTIGUA COLLATERAL, the PARENT COLLATERAL or the SEI COLLATERAL. The SECURITY INTEREST of CRUTTENDEN in the ANTIGUA COLLATERAL, the PARENT COLLATERAL and the SEI COLLATERAL shall be subject to the PRIOR SECURITY INTERESTS of LASALLE and IMPERIAL but prior in right and entitlement to any SECURITY INTEREST of the SELLER in the ANTIGUA COLLATERAL, the PARENT COLLATERAL or the SEI COLLATERAL. The SECURITY INTEREST of the SELLER in the ANTIGUA COLLATERAL, the PARENT COLLATERAL and the SEI COLLATERAL shall be subject to the PRIOR SECURITY INTERESTS of LASALLE, IMPERIAL and CRUTTENDEN.

          Section 2.2. Priority Of Security Interests In Antigua Stock And SEI Stock. The SECURITY INTEREST of IMPERIAL in the ANTIGUA STOCK and the SEI STOCK shall constitute a senior and superior security interest in the ANTIGUA STOCK and the SEI STOCK, prior in right and entitlement to any security interest of CRUTTENDEN, the SELLER or LASALLE in the ANTIGUA STOCK or the SEI STOCK. The SECURITY INTEREST of CRUTTENDEN in the ANTIGUA STOCK and the SEI STOCK shall be subject to the PRIOR SECURITY INTERESTS of IMPERIAL, but prior in right and entitlement to any SECURITY INTEREST of the SELLER or LASALLE in the ANTIGUA STOCK or the SEI STOCK. The SECURITY INTEREST of the SELLER in the ANTIGUA STOCK and the SEI STOCK shall be subject to the PRIOR SECURITY INTERESTS of IMPERIAL and CRUTTENDEN, but prior in right and entitlement to any SECURITY INTEREST LASALLE in the ANTIGUA STOCK or the SEI STOCK. As of the date of this AGREEMENT, LASALLE does not have a SECURITY INTEREST in the SEI STOCK or the ANTIGUA STOCK. Any SECURITY INTEREST LASALLE hereafter obtains in the ANTIGUA STOCK or the SEI STOCK shall be subject to the PRIOR SECURITY INTERESTS of IMPERIAL, CRUTTENDEN and the SELLER.

          Section 2.3. Priorities Are Absolute And Unconditional. The priorities of SECURITY INTERESTS agreed upon by the parties hereto shall apply: (a) at all times and in all events and circumstances, including before, during and after any bankruptcy case or other reorganization or insolvency proceeding; and (b) notwithstanding the priorities which would ordinarily result from the time or order of attachment or perfection of the respective SECURITY INTERESTS, or the time of recordation of financing statements or other documents or the time of giving or failure to give notice of the acquisition or expected acquisition of purchase money or other SECURITY INTERESTS. Each party, nevertheless, agrees to make such filings and recordings in the public records to evidence the priorities set forth herein as any other party may reasonably request. The subordinations and priorities specified in this AGREEMENT are not dependent or conditioned upon the perfection, validity, or enforceability of any SECURITY INTEREST.

     Section 3. Limitation On Security Interests. The SECURITY INTERESTS having the benefit of the priorities as set forth herein shall be limited in the amount which may be secured by such SECURITY INTERESTS to the following principal amounts for the following LENDERS, together with all accrued and unpaid interest thereon: (a) LASALLE -- A principal amount of Seventeen Million Nine Hundred Forty-Seven Thousand Five Hundred Dollars ($17,947,500.00), together with all other sums due under or in connection with the LASALLE LOANS or any documents executed in connection therewith, including, but not limited to, all fees, enforcement costs and reimbursement and indemnification obligations; (b) IMPERIAL -- A principal amount equal to the principal balance of the IMPERIAL LOAN, together with all other sums due under or in connection with the IMPERIAL LOAN or any documents executed in connection therewith, including, but not limited to, all fees, enforcement costs and reimbursement and indemnification obligations; (c) CRUTTENDEN -- A principal amount equal to the principal balance of the CRUTTENDEN LOAN, together with all other sums due under or in connection with the CRUTTENDEN LOAN or any documents executed in connection therewith, including, but not limited to, all fees, enforcement costs and reimbursement and indemnification obligations; and (d) SELLER -- A principal amount equal to the principal balance of the SELLER DEBT, together with all other sums due under or in connection with the SELLER DEBT or any documents executed in connection therewith, including, but not limited to, all fees, enforcement costs and reimbursement and indemnification obligations.

     Section 4. Disposition Of Antigua Stock Or SEI Stock. Prior to the sale or other disposition of the ANTIGUA STOCK or the SEI STOCK by a LENDER ("SELLING LENDER") enforcing its SECURITY INTERESTS in such stock, the SELLING LENDER shall give not less than thirty (30) calendar days written notice of such proposed sale or other disposition to the other LENDERS ("SALE NOTICE"). During the thirty (30) calendar day period after receipt of the SALE NOTICE, any LENDER holding a SECURITY INTEREST in the stock which is to be sold ("SUBJECT STOCK") may notify the SELLING LENDER of its intention to purchase from the SELLING LENDER all of the obligations owed to the SELLING LENDER which are secured by the SECURITY INTERESTS in the SUBJECT STOCK ("PURCHASE NOTICE"). In providing a PURCHASE NOTICE to the SELLING LENDER, the LENDER providing the PURCHASE NOTICE irrevocably commits to purchase from the SELLING LENDER within thirty (30) calendar days from the date of receipt of the SALE NOTICE all of the obligations owed to the SELLING LENDER which are secured by the SECURITY INTERESTS in the SUBJECT STOCK for a purchase price equal to one hundred percent (100%) of the amount of such obligations, including, but not limited to, principal and interest, as of the date of payment ("PURCHASE PRICE"). The SELLING LENDER hereby agrees to sell to the LENDER which timely provides a PURCHASE NOTICE (or in the event more than one LENDER timely delivers a PURCHASE NOTICE, then to such LENDER which has the most senior in priority SECURITY INTEREST in the SUBJECT STOCK) the obligations secured by the SECURITY INTEREST of the SELLING LENDER in the SUBJECT STOCK, together with all SECURITY INTERESTS securing such obligations and all documents evidencing such obligations for a purchase price equal to the PURCHASE PRICE, provided any such sale shall occur within thirty
(30) calendar days after the date of the purchasing LENDER'S receipt of the SALE NOTICE and shall be made without any warranty or representation by the SELLING LENDER and without any recourse to the SELLING LENDER.

     Section 5. Release Of Liens. Each LENDER holding a SECURITY INTEREST in a particular item of COLLATERAL (excluding the ANTIGUA STOCK and the SEI STOCK) which is not the SENIOR LIEN (as to any such item of COLLATERAL each such LENDER is referred to as a "JUNIOR POSITION LENDER") agrees that in the event of any sale or other disposition of such COLLATERAL, whether by ANTIGUA, PARENT, SEI, or by the LENDER holding the SENIOR LIEN in such COLLATERAL, if the LENDER holding the SENIOR LIEN in such COLLATERAL agrees to such sale or other disposition and the proceeds of such sale or other disposition are applied to reduce the obligations secured by the SENIOR LIEN, the JUNIOR POSITION LENDER shall: (i) have no right to object to the sale or other disposition of such COLLATERAL or withhold or delay its consent, if such consent is required for the sale or other disposition of such COLLATERAL; and
(ii) upon the request of the LENDER holding the SENIOR LIEN in such COLLATERAL, provide all necessary releases of SECURITY INTERESTS held by the JUNIOR POSITION LENDER necessary in order to accomplish such sale or other disposition free and clear of all SECURITY INTERESTS of the JUNIOR POSITION LENDER, all without any consideration or payment to the JUNIOR POSITION LENDER, unless the proceeds from such sale repay all debt secured by the SENIOR LIEN in such COLLATERAL in full, in which event any proceeds in excess of the amount used to repay all debt secured by the SENIOR LIEN in such COLLATERAL in full shall be paid to the LENDER having the SECURITY INTEREST which is prior to all other SECURITY INTERESTS outstanding, provided such proceeds are not required by applicable law to be paid to any other party. The provisions of this Section are solely for the benefit of the LENDERS holding SENIOR LIENS and the DEBTORS shall have no rights hereunder.

     Section 6. No Third Party Beneficiaries. This AGREEMENT and the terms and provisions hereof are solely for the benefit of the LENDERS and shall not benefit in any way any person not specifically a party to this AGREEMENT. Nothing in this AGREEMENT is intended to affect, limit, or in any way diminish the SECURITY INTERESTS which any party hereto claims in the assets of any DEBTOR insofar as the rights of the DEBTORS and third parties are concerned. The parties hereto specifically reserve any and all of their respective rights, SECURITY INTERESTS and right to assert SECURITY INTERESTS against any DEBTOR and any third parties, including guarantors.

     Section 7. Termination, Recission, Or Modification. The subordinations, agreements, and priorities set forth in this AGREEMENT shall remain in full force and effect regardless of whether any party hereto in the future seeks to rescind, amend, terminate or reform, by liquidation or otherwise, its respective agreements with the DEBTORS.

     Section 8. Delivery Of Collateral. If any party to this AGREEMENT shall be in possession of any COLLATERAL subject to its SECURITY INTEREST (including, but not limited to, certificates evidencing any ANTIGUA STOCK or SEI STOCK, and blank stock powers relating thereto) after having had its loan paid in full, it shall deliver (unless otherwise restricted by law and subject in all events to the receipt of any indemnification of all liabilities arising from such delivery) or surrender possession of the same to such other party as may be entitled thereto in accordance with the priorities established pursuant to this AGREEMENT, without recourse or warranty. SEI and SEC irrevocably direct IMPERIAL and CRUTTENDEN to deliver the certificates evidencing any ANTIGUA STOCK or SEI STOCK, together with all stock transfer powers relating thereto, to the party hereto having a SECURITY INTEREST in the ANTIGUA STOCK and SEI STOCK subject only to the security interest of such LENDER, at such time as all obligations owed to IMPERIAL or CRUTTENDEN, as the case may be, which secure its SECURITY INTEREST in the ANTIGUA STOCK and SEI STOCK are repaid in full.

     Section 9. Receipt Of Monies. The parties each agree that should any of them receive any money from the sale, liquidation, casualty or other disposition of, or as a result of their SECURITY INTERESTS in, any COLLATERAL as to which it does not hold the SENIOR LIEN at anytime prior to the payment in full of all of the obligations owed by the DEBTORS to the parties holding PRIOR SECURITY INTERESTS, they will (unless otherwise restricted by law) hold the same in trust for the party holding the SENIOR LIEN in such COLLATERAL and promptly pay over the same to the party holding the SENIOR LIEN for application to the obligations of the DEBTORS owed to the party holding the SENIOR LIEN.

     Section 10. Bailees. Each of the LENDERS hereby appoints the others as agent for the purposes of perfecting their respective SECURITY INTERESTS in and on any of the COLLATERAL; provided that none of them shall have any duty or liability to protect or preserve any rights pertaining to any of the COLLATERAL and each of them hereby waives and releases the others from all claims and liabilities arising pursuant to the others' respective roles as bailee with respect to the COLLATERAL.

     Section 11. Waiver Of Marshalling. Each party to this AGREEMENT hereby waives any right to require any other party to marshall any security or COLLATERAL or otherwise to compel any other party to seek recourse against or satisfaction of the indebtedness owed to it from one source before seeking recourse or satisfaction from another source.

     Section 12. Provisions Concerning Insurance. Subject to the priorities, subordinations, and respective rights of the parties contained in this AGREEMENT, each party to this AGREEMENT shall be entitled to be designated secured party and to obtain loss payee endorsements and additional insured status with respect to any and all policies of insurance now or hereafter obtained by any DEBTOR insuring against casualty or other loss to any property of such DEBTOR in which any party may have a security interest, and, in connection therewith, may file claims, settle disputes, make adjustments and take any and all other action otherwise then permitted to each party hereto and regard thereto which it may deem advisable with respect to any assets of the DEBTORS. The provisions of this AGREEMENT shall govern the parties' respective rights to insurance proceeds despite any inconsistent provisions or any inconsistent designation of rights or priorities among secured credits in any insurance policy.

     Section 13. Relation Of Parties. This AGREEMENT is entered into solely for the purposes set forth in the Recitals above, and, except as is expressly provided otherwise herein, no party to this

AGREEMENT assumes any responsibility to the other parties to advise such other parties of information known to such party regarding the financial condition of any DEBTOR or regarding any collateral of any DEBTOR or of any other circumstances bearing upon the risk of non-payment of the obligations of any DEBTOR to the parties hereto. Each party shall be responsible for managing its relation with the DEBTORS and no party shall be deemed the agent of any other party for any purpose. Each of the parties hereto may alter, amend, supplement, release, discharge or otherwise modify any terms of the documents evidencing and embodying their respective loans without notice to or consent of the others.

     Section 14. Notices. Any notice required or permitted by or in connection with this AGREEMENT shall be in writing and shall be made by facsimile (confirmed on the date the facsimile is sent by one of the other methods of giving notice provided for in this Section) or by hand delivery, by Federal Express, or other similar overnight delivery service, or by certified mail, unrestricted delivery, return receipt requested, postage prepaid, addressed to the respective parties at the appropriate address set forth below or to such other address as may be hereafter specified by written notice by the respective parties. Notice shall be considered given as of the date of the facsimile or the hand delivery, one (1) calendar day after delivery to Federal Express or similar overnight delivery service, or three (3) calendar days after the date of mailing, independent of the date of actual delivery or whether delivery is ever in fact made, as the case may be, provided the giver of notice can establish the fact that notice was given as provided herein. If notice is tendered pursuant to the provisions of this Section and is refused by the intended recipient thereof, the notice, nevertheless, shall be considered to have been given and shall be effective as of the date herein provided.

            If to LASALLE:

                     LASALLE BUSINESS CREDIT, INC.
                     120 East Baltimore Street
                     Suite 1802
                     Baltimore, Maryland 21202
                     Attn.:           Patrick E. Killpatrick,
                                      Vice President
                     Fax No.:  (410) 837-0644

            If to IMPERIAL:

                     IMPERIAL BANK
                     9920 South La Cienega Boulevard
                     Suite 636
                     Inglewood, California 90301
                     Attention: General Counsel
                     Fax No.: (310) 417-5695

            With a Copy to:

                     IMPERIAL BANK
                     9920 South La Cienega Boulevard
                     Suite 636
                     Inglewood, California 90301
                     Attention: General Counsel
                     Fax No.: (310) 417-5695

            With A Copy To:

                     IMPERIAL BANK
                     4343 East Camelback Road
                     Suite 444
                     Phoenix, Arizona 85018
                     Attn.: Edmund Ozorio, Vice President
                     Fax No.: (602) 952-8643

            If to the SELLER:

                     THOMAS E. DOOLEY, JR., As Agent
                     12401 East Saddle Horn Drive
                     Scottsdale, Arizona 85259
                     Fax No.: ______________________

            If to CRUTTENDEN:

                     THE CRUTTENDEN ROTH BRIDGE FUND, LLC:
                     18301 Von Karman, 7th Floor
                     Irvine, California 92715
                     Fax No.: (714) 852-9603

            If to ANTIGUA:

                     THE ANTIGUA GROUP, INC.
                     9319 N. 94th Way
                     Scottsdale, Arizona 85258
                     Attn.:   L. Steven Haynes
                     Fax No.: (602) 860-9609

            If to PARENT:

                     SOUTHHAMPTON ENTERPRISES, CORP.
                     9211 Diplomacy Row
                     Dallas, Texas 75247
                     Attn.:    L. Steven Haynes
                     Fax No.: (214) 631-7297

            If to SEI:

                     SOUTHHAMPTON ENTERPRISES, INC.
                     9211 Diplomacy Row
                     Dallas, Texas 75247
                     Attn.:    L. Steven Haynes
                     Fax No.: (214) 631-7297

     Section 15. Choice Of Law. The laws of the State of Maryland (excluding, however, conflict of law principles) shall govern and be applied to determine all issues relating to this AGREEMENT and the rights and obligations of the parties hereto, including the validity, construction, interpretation, and enforceability of this AGREEMENT and its various provisions and the consequences and legal effect of all transactions and events which resulted in the execution of this AGREEMENT or which occurred or were to occur as a direct or indirect result of this AGREEMENT having been executed.

     Section 16. Consent To Jurisdiction; Agreement As To Venue. Each party hereto irrevocably consents to the non-exclusive jurisdiction of the courts of the State of Maryland and of the United States District Court For The District Of Maryland, if a basis for federal jurisdiction exists. Each party hereto agrees that venue shall be proper in any circuit court of the State of Maryland or in the United States District Court For The District Of Maryland if a basis for federal jurisdiction exists and waives any right to object to the maintenance of a suit in any of the state or federal courts of the State of Maryland on the basis of improper venue or of inconvenience of forum.

     Section 17. Waiver Of Trial By Jury. Each party to this AGREEMENT agrees that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by either party hereto or any successor or assign of any party on or with respect to this AGREEMENT or which in any way relates, directly or indirectly, to the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING.

     Section 18. Delivery By Telecopier. This AGREEMENT may be delivered by telecopier and a telefacsimile of any party's signature shall constitute an original signature for all purposes.

     Section 19. Counterparts. This AGREEMENT may be executed in counterparts each of which shall be binding upon the signatory but all of which shall constitute one and the same agreement.

     Section 20. Loan Documents. The provisions of this AGREEMENT are intended by the parties to control any conflicting provisions which are contained in any loan documents executed by any of the DEBTORS.

     Section 21. Binding Nature. This AGREEMENT shall be binding upon, and inure to the benefit of, the parties and their respective successors and assigns.

     Section 22. Effective Date. This AGREEMENT shall be effective as of the date on which it is designated as being executed, independent of the actual date each party hereto executes this AGREEMENT, and is intended to constitute an instrument under seal.

     Section 23. Term Of Agreement. This AGREEMENT shall continue in full force and effect and shall be irrevocable by any party hereto until the earlier to occur of the following:

          (a) The parties mutually agree in writing to terminate this AGREEMENT; or

          (b) All of the obligations owed by the BORROWER to the parties hereto are fully paid and satisfied and the respective SECURITY INTERESTS have been terminated and released of record.

     Section 24. Section Titles. The section titles contained in this AGREEMENT are for convenience only and are without substantive meaning or content of any kind and shall not be considered part of this AGREEMENT.

     IN WITNESS WHEREOF, the parties have duly executed this AGREEMENT under seal as of the date first above written.

WITNESS/ATTEST:                          LASALLE BUSINESS CREDIT, INC.


/s/ illegible                            By /s/ Patrick E. Killpatrick    (SEAL)
                                              Patrick E. Killpatrick
                                              Vice President
                                              Date:  May 7, 1997


WITNESS/ATTEST:                          IMPERIAL BANK


/s/ illegible                            By: /s/ Edmund Ozorio            (SEAL)
                                              Name: Edmund Ozorio
                                              Title: Vice President

                                              Date:  May 7, 1997


                                         THE ANTIGUA GROUP, INC.


/s/ illegible                            By: /s/ Gerald K. Whitley        (SEAL)
                                              Gerald K. Whitley
                                              Vice President - Finance

                                              Date:  May 7, 1997

/s/ illegible                           /s/ Thomas E. Dooley, Jr.
                                        THOMAS E. DOOLEY, JR., As Agent for
                                        Entities Listed On Schedule 1
                                        Attached Hereto

                                        Date:  May 7, 1997

                                        THE CRUTTENDEN ROTH BRIDGE FUND, LLC


/s/ illegible                           By: /s/ Shelly Singhal            (SEAL)
                                             Name: Shelly Singhal
                                             Title: Manager

                                             Date:  May 7, 1997

                                        SOUTHHAMPTON ENTERPRISES, CORP.


/s/ illegible                           By: /s/ L. Steven Haynes          (SEAL)
                                             L. Steven Haynes,
                                             Chief Executive officer

                                             Date:             May 7, 1997



WITNESS/ATTEST:                         SOUTHHAMPTON ENTERPRISES, INC.


/s/ illegible                           By: /s/ L. Steven Haynes          (SEAL)
                                             L. Steven Haynes,
                                             Secretary

                                             Date:  May 7, 1997

                                   SCHEDULE 1

Sellers
-------

     Thomas E. Dooley, Jr. and Gail E. Dooley, Trustees under the Thomas E. Dooley and Gail Dooley Revocable Trust of 1988, dated 10/4/88.

     Thomas E. Dooley as Custodian Under the Uniform Gifts to Minors Act fbo Kim
     L. Dooley.

     Thomas E. Dooley as Custodian Under the Uniform Gifts to Minors Act fbo Shawn T. Dooley.

     E. Louis Werner, Jr., Trustee, E. Louis Werner, Jr., Revocable Intervivos Trust dated December 31, 1982.

     Peter J. Dooley, Trustee under the 1989 Trust Agreement established separate irrevocable Gift Trusts f/b/o the children of Thomas and Gail Dooley dated March 7, 1989.